Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

May 25, 2016

Tesla Motors, Inc.

3500 Deer Creek Road,

Palo Alto, California 94304

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tesla Motors, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 18, 2016 of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. The Registration Statement relates to, among other things, the proposed issuance and sale, from time to time, by the Company of debt securities (the “Debt Securities”) and shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share (the “Company Common Stock”), each with an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act. The Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein, and the supplements to the prospectus. The Registration Statement also relates to the proposed sale by the selling stockholders to be identified in the applicable prospectus supplement, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and the supplements to the prospectus, of shares of Common Stock (the “Selling Stockholder Common Stock” and together with the Debt Securities and the Company Common Stock, the “Securities”).

Pursuant to the Registration Statement, the Company has issued and sold 7,915,004 shares of Common Stock (the “Company Shares”), and Elon Musk (the “Selling Stockholder”) has sold 2,782,670 shares of Common Stock (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”), all of which will be sold pursuant to that certain Underwriting Agreement, dated as of May 19, 2016 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder and Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule I thereto.

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the prospectus, dated May 18, 2016, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Prospectus”); the preliminary prospectus supplement, dated May 18, 2016, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares; and the final prospectus supplement, dated May 19, 2016, in the form filed with the Commission pursuant to Rule 424(b) of the

AUSTIN    BEIJING    BRUSSELS    HONG KONG     LOS ANGELES    NEW YORK    PALO ALTO    SAN DIEGO

SAN FRANCISCO    SEATTLE    SHANGHAI     WASHINGTON, DC    WILMINGTON, DE

Tesla Motors, Inc.

May 25, 2016

Securities Act relating to the offering of the Shares (together with the Prospectus, the “Prospectus Supplement”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company and the Selling Stockholder); (v) that the shares of Common Stock will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and of the Selling Stockholder.

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on the foregoing, we are of the opinion that:

1.	The Company Shares, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.	The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, each Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Tesla Motors, Inc.

May 25, 2016

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati